As filed with the Securities and Exchange Commission on January 16, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Waddell & Reed Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0261715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Lamar Avenue
Overland Park, Kansas 66202
Tel: (913) 236-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wendy J. Hills

Senior Vice President, General Counsel and Secretary
Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, Kansas 66202
Tel: (913) 236-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen J. Hettinger
Fulbright & Jaworski, LLP
(a member of Norton Rose Fulbright)

2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
(214) 855-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Senior Debt Securities (2)
Subordinated Debt Securities (2)
Warrants (2)
Class A Common Stock (2)(3)
Preferred Stock (2)
Depositary Shares (2)(4)
Stock Purchase Contracts (2)(5)
Stock Purchase Units (2)(5)
TOTAL:

(1)          An unspecified number of securities of each identified class of securities are being registered for possible issuance from time to time at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.  In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

(2)          This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the senior debt securities, subordinated debt securities, warrants, common stock, preferred stock or depositary shares registered under this registration statement and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered under this registration statement.  The securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.  The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the Company’s common stock that may become issuable as a result of any stock split, stock dividend or similar event.

(3)          Each share of common stock includes an associated right to purchase preferred stock, referred to herein as the “Rights.”  Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the common stock.  See “Description of Securities That We May Offer—Capital Stock—Rights Agreement.”

(4)          Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)          Stock purchase contracts may be issued separately or as part of stock purchase units.  Stock purchase units consist of a stock purchase contract and either the Company’s debt securities or debt obligations of third parties.

PROSPECTUS

Waddell & Reed Financial, Inc.

Senior Debt Securities
Subordinated Debt Securities
Warrants
Class A Common Stock
Preferred Stock
Depositary Shares
Stock Purchase Contracts

Stock Purchase Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer and sell the following types of securities in one or more offerings:

•                                          debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;

•                                          warrants to purchase our debt securities, preferred stock, common stock or depositary shares;

•                                          shares of our common stock;

•                                          shares of our preferred stock;

•                                          depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;

•                                          stock purchase contracts; and

•                                          stock purchase units.

This prospectus provides a general description of the securities that may be offered.  We will provide the specific terms of such securities and the manner in which they may be sold in supplements to this prospectus, including without limitation, the title, amounts, offering prices and terms of such securities.  Any prospectus supplement may add, update or change the information contained in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  If any agents, dealers or underwriters are involved in the sale of such securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in supplements to this prospectus.  In addition, these securities may be offered from time to time by selling security holders.  Information concerning such selling security holders, and the time and manner in which they may offer and sell securities under this prospectus, will be provided in supplements to this prospectus.  We will not receive the proceeds of any sale by selling security holders unless otherwise indicated in the applicable prospectus supplement.

We encourage you to carefully review and consider this prospectus and any prospectus supplement before investing in our securities.  Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange and trades under the ticker symbol “WDR.”  On January 14, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $43.34.

Investing in our securities involves risks.  Please carefully review the information under the heading “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized any dealer, salesperson or other person to provide you with additional or different information.  This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference herein or therein is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, we or one or more selling security holders may sell the securities described in this prospectus in one or more offerings.  This prospectus provides a general description of the securities that may be offered.  Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering.  The prospectus supplement may include additional risk factors and other special considerations applicable to the securities being offered and sold.

The information in this prospectus is accurate as of its date.  You should not assume that the information contained in this prospectus is accurate as of any other date.  Any prospectus supplement may add, update or change the information contained in this prospectus.  If there are any inconsistencies between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.  Before investing in our securities, you should read this prospectus, any applicable prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus to the “Company,” “registrant,” “we,” “us,” “our” and similar terms refer to Waddell & Reed Financial, Inc. and our consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus and accompanying prospectus supplements, if any, contain “forward-looking” statements that reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  All forward-looking statements contained in or incorporated by reference in this prospectus and accompanying prospectus supplements, if any, are based upon information available to us on the date such statements are made.  We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.   Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, incorporated herein by reference, and include, without limitation:

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our funds, particularly those funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          Our inability to provide sufficient capital to support new investment products;

•                                          The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice;

•                                          Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our funds and other investment portfolios and products as compared to competing funds;

•                                          Our inability to attract and retain senior executive management and other key personnel to conduct our broker/dealer, fund management and investment advisory business; and

•                                          The other risks and uncertainties stated in this prospectus and in our reports that are incorporated by reference in this prospectus or that are stated in any accompanying prospectus supplement or incorporated by reference therein under the heading “Risk Factors.”

Accordingly, you are cautioned not to unduly rely on any of our forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-732-0330.  The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.  Our common stock is listed on the New York Stock Exchange (NYSE: WDR), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  We maintain a website at www.waddell.com.  Information on our website is not incorporated into this prospectus, any prospectus supplement or our other securities filings, and is not a part of these filings.

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC.  This means that we can disclose important information to you by referring you to other documents that we file separately with the SEC.  The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information.  Therefore, before you decide to invest in a particular offering under this shelf registration, you should review the reports that we may have filed with the SEC after the date of this prospectus.  We incorporate by reference the documents listed below and all documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than such portions and exhibits of the respective filings that were furnished pursuant to Items 2.02 or 7.01 of Current Reports on Form 8-K and not deemed filed under the Exchange Act), until the termination of each offering under this prospectus:

•                                          Our Annual Report on Form 10-K for the year ended December 31, 2013;

•                                          the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 28, 2014, that are incorporated by reference into Part III of our Annual Report on From 10-K for the year ended December 31, 2013;

•                                          Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•                                          Our Current Reports on Form 8-K filed with the SEC on February 19, 2014, April 17, 2014, June 19, 2014 and October 20, 2014; and

•                                          The description of our Class A common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on February 27, 1998, including any amendment or report filed for the purpose of updating such description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference).  Requests for such copies should be directed to:

WADDELL & REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas 66202
Attention: Investor Relations

(913) 236-2000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with any information.  You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

ABOUT WADDELL & REED FINANCIAL, INC.

Waddell & Reed Financial, Inc., through its subsidiaries, provides investment management and financial planning services to clients throughout the United States.  Our subsidiaries that serve investment advisor functions include Waddell & Reed Investment Management Company and Ivy Investment Management Company.  Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios.  Ivy Investment Management Company serves as investment advisor to the Ivy Funds.  Our subsidiaries that serve underwriting and distributor functions include Waddell & Reed, Inc. and Ivy Funds Distributor, Inc..  Waddell & Reed, Inc. serves as principal underwriter and distributor for the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios.  Ivy Funds Distributor, Inc. serves as principal underwriter and distributor for the Ivy Funds.    Waddell & Reed Services Company provides transfer agency and accounting services to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios.

We derive our revenues from providing investment management, investment product underwriting and distribution, and shareholder services administration to mutual funds and institutional and separately managed accounts. Investment management fees are based on the amount of average assets under management and are affected by sales levels, financial market conditions, redemptions and the composition of assets. Our underwriting and distribution revenues consist of Rule 12b-1 asset-based service and distribution fees, fees earned on fee-based asset allocation products and related advisory services, commissions derived from sales of investment and insurance products and distribution fees on certain variable products. The products sold have various commission structures and the revenues received from those sales vary based on the type and amount sold. Shareholder service fee revenue includes transfer agency fees, custodian fees from retirement plan accounts, and portfolio accounting and administration fees, and is earned based on assets under management or number of client accounts.

Our corporate headquarters are located at 6300 Lamar Avenue, Overland Park, Kansas 66202, and our phone number is 913-236-2000.

RISK FACTORS

An investment in our securities involves risks.  Before investing in our securities, you should carefully consider the risk factors included in our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q filed after such Form 10-K and in any other subsequent filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” included or incorporated by reference herein, together with the information included in this prospectus, any prospectus supplement and the documents we incorporate herein by reference.

If any of the risks discussed in the foregoing documents were to actually occur, our business, financial condition, results of operations and cash flow could be materially adversely affected.  In that case, our ability to pay any dividends to our stockholders or pay interest on, or the principal of, any debt securities may be reduced or eliminated, the trading price of our securities could decline and you could lose all or part of your investment in our securities.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes.  These purposes may include repayment and refinancing of debt, acquisitions, capital expenditures, repurchases and redemptions of our securities and working capital.  Pending any specific application, we may initially invest funds in marketable securities or apply them to the reduction of short-term indebtedness.

Additionally, unless we inform you otherwise in an applicable prospectus supplement, we will not receive the proceeds of any sales of our securities by selling security holders.

RATIO OF EARNINGS TO FIXED CHARGES

The Company’s unaudited consolidated ratios of earnings to fixed charges for the periods indicated are set forth below:

	Nine Months Ended September 30,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	27.45	22.07	16.91	15.68	12.84	9.01

For purposes of the ratio of earnings to fixed charges, “earnings” represent pre-tax earnings plus fixed charges, and “fixed charges” represent interest expense plus that portion of rent expenses, that in our opinion, approximates the interest factor included in rent expense.

For the periods indicated above, the Company did not have any outstanding shares of preferred stock.  Therefore, the ratio of combined fixed charges and preferred stock dividends to earnings are identical to the ratios presented in the above table.

DESCRIPTION OF SECURITIES THAT WE MAY OFFER

Under this prospectus, the Company or certain selling security holders may, from time to time, offer and sell the following types of securities in one or more offerings:

•                                          debt securities, in one or more series, which may be senior debt securities or subordinated debt securities;

•                                          warrants to purchase our debt securities, preferred stock, common stock or depositary shares;

•                                          shares of our common stock;

•                                          shares of our preferred stock;

•                                          depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;

•                                          stock purchase contracts; and

•                                          stock purchase units.

This prospectus provides a description of the general terms of the securities that may be offered.  The specific terms of the securities will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus.  Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether such securities are or will be listed on any securities exchange.  The summaries contained in this prospectus and in any prospectus supplement do not purport to be complete and may not contain all of the information that is important to your investment decision.  Accordingly, before investing in our securities, you are advised to read the actual documents relating to such securities.  To learn how you can obtain copies of these documents, please refer to the exhibits of the registration statement of which this prospectus forms a part, as well as to the information set forth under the heading “Where You Can Find More Information” in this prospectus and in any accompanying prospectus supplement.

Waddell & Reed Financial, Inc. is a legal entity separate and distinct from its subsidiaries and affiliates.  Accordingly, the right of the Company, and thus the right of the Company’s creditors and stockholders, to participate in any distribution of the assets or earnings of any of the Company’s subsidiaries and affiliates is necessarily subject to the prior claims of creditors of such subsidiaries and affiliates, except to the extent that claims of the Company in its capacity as a creditor may be recognized.  Accordingly, any Senior Debt Securities (as defined below) and Subordinated Debt Securities (as defined below) of the Company will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries and affiliates, and the holders of the Company’s Senior Debt Securities and Subordinated Debt Securities should look only to the assets of the Company for payments on such securities.

SENIOR DEBT SECURITIES

General

The following description applies to the senior debt securities that may be offered under this prospectus, referred to herein as the “Senior Debt Securities.”  The Senior Debt Securities will be direct, unsecured obligations of the Company, will rank on parity with all outstanding unsecured senior indebtedness of the Company and may be issued in one or more series.  The Senior Debt Securities will be issued under an Indenture, referred to herein as a “Senior Indenture” to be entered into between the Company and the trustee specified in the applicable prospectus supplement, as “Trustee.”  The Company may supplement the Senior Indenture by supplemental indentures in order to issue new Senior Debt Securities, change the provisions of the Senior Indenture or to alter previously issued Senior Debt Securities.

The statements under this section are brief summaries of certain provisions contained in the Senior Indenture, do not purport to be complete and are qualified in their entirety by reference to the Senior Indenture, a copy of which is filed as an exhibit to, and incorporated by reference in, the registration statement of which this prospectus forms a part.  Whenever defined terms are used but not defined in this section of the prospectus, those terms have the meanings given to them in the Senior Indenture.

When the Company offers to sell a particular series of the Senior Debt Securities, the Company will describe the specific terms of the series in a supplement to this prospectus.  The Company will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to that particular series of the Senior Debt Securities.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The Senior Indenture does not limit the aggregate principal amount of Senior Debt Securities that may be issued under it.  Rather, the Senior Indenture provides that Senior Debt Securities of any series may be issued under it up to the aggregate principal amount that may be authorized from time to time by the Company.  Senior Debt Securities may be denominated in any currency or currency unit designated by the Company.  Except as otherwise specified in the applicable prospectus supplement, neither the Senior Indenture nor the Senior Debt Securities will limit or otherwise restrict the amount of other debt that may be incurred or the other securities that may be issued by the Company or any of its subsidiaries and affiliates.

Senior Debt Securities may be issued in registered form without coupons, referred to herein as “Registered Securities,” in bearer form with or without coupons attached, referred to herein as “Bearer Securities,” or in the form of one or more global securities in registered or bearer form, referred to herein as “Global Securities.”  Bearer Securities, if any, will be offered only to non-United States persons and to offices of certain United States financial institutions located outside the United States.

You should refer to the applicable prospectus supplement for the following terms of the Senior Debt Securities of the series for which that prospectus supplement is being delivered:

•                                          the title of the Senior Debt Securities;

•                                          the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the Senior Debt Securities;

•                                          the priority of payment of the Senior Debt Securities;

•                                          the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the Senior Debt Securities will be issued;

•                                          the date or dates on which the principal of the Senior Debt Securities will be payable;

•                                          the interest rate or rates, which may be fixed or variable, for the Senior Debt Securities, if any, or the method of determining the same;

•                                          the date or dates from which interest, if any, on the Senior Debt Securities will accrue, the date or dates on which interest, if any, will commence and the regular record dates of the interest payment dates;

•                                          the extent to which any of the Senior Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Senior Debt Security will be paid;

•                                          each office or agency where the Senior Debt Securities may be presented for registration of transfer or exchange;

•                                          the place or places where the principal of, premium, if any, and interest, if any, on the Senior Debt Securities will be payable;

•                                          the date or dates, if any, after which the Senior Debt Securities may be redeemed or purchased in whole or in part, (i) at the option of the Company, (ii) mandatorily pursuant to any sinking, purchase or similar fund, or (iii) at the option of the holder, and the redemption or repayment price or prices;

•                                          the terms, if any, upon which the Senior Debt Securities may be convertible into or exchanged for securities or indebtedness of any kind of the Company, or of any other issuer or obligor, and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•                                          the authorized denomination or denominations for the Senior Debt Securities;

•                                          the currency, currencies or units based on or related to currencies for which the Senior Debt Securities may be purchased and the currency, currencies or currency units in which the principal of, premium, if any, and interest, if any, on the Senior Debt Securities may be payable;

•                                          any index used to determine the amount of payments of principal of, premium, if any, and interest, if any, on the Senior Debt Securities;

•                                          whether any of the Senior Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and if issuable as Bearer Securities, any limitations on issuance of the Bearer Securities and any provisions regarding the transfer or exchange of the Bearer Securities, including exchange for registered Senior Debt Securities of the same series;

•                                          the payment of any additional amounts with respect to the Senior Debt Securities;

•                                          whether any of the Senior Debt Securities will be issued as Original Issue Discount Securities, as defined below;

•                                          information with respect to book-entry procedures, if any;

•                                          any additional covenants or events of default not currently included in the Senior Indenture; and

•                                          any other terms of the Senior Debt Securities not inconsistent with, or otherwise permitted by, the provisions of the Senior Indenture.

If any of the Senior Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest, if any, on any series of Senior Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of Senior Debt Securities and those currencies or currency units will be described in the applicable prospectus supplement.

Senior Debt Securities may be issued as original issue discount Senior Debt Securities which bear no interest or interest at a rate which at the time of issuance is below market rates, referred to herein as “Original Issue Discount Securities,” to be sold at a substantial discount below the stated principal amount thereof due at the stated maturity of such Senior Debt Securities.  There may be no periodic payments of interest on Original Issue Discount Securities.  In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the security and the Senior Indenture, but will be an amount less than the amount payable at the maturity of the principal of the Original Issue Discount Security.  Federal income tax considerations with respect to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, Senior Debt Securities will be issued only as Registered Securities.  If Bearer Securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations relating to the Bearer Securities will be described in the applicable prospectus supplement.

Senior Debt Securities issued as Registered Securities will not have interest coupons.  Senior Debt Securities issued as Bearer Securities will have interest coupons attached, unless issued as zero coupon securities.

Registered Securities, other than a Global Security, may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other Senior Debt Securities of the same series at the office of the security registrar specified in the Senior Indenture.  The Senior Indenture provides that, with respect to Registered Securities having New York City as a place of payment, the Company will appoint a security registrar or co-security registrar located in New York City for such transfer or exchange.  Transfer or exchange will be made without service charge, but the Company may require payment of any taxes or other governmental charges.  Provisions relating to the exchange of Bearer Securities for other Senior Debt Securities of the same series, including, if applicable, Registered Securities, will be described in the applicable prospectus supplement.  However, in no event will Registered Securities be exchangeable for Bearer Securities.

Book-Entry Senior Debt Securities

Senior Debt Securities may be issued in whole or in part in the form of one or more Global Securities.  Each Global Security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.  Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.  Until exchanged in whole or in part for the individual securities which it represents, a Global Security may not be transferred except as a whole by the depositary for the Global Security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor.

The specific terms of the depositary arrangement for a series of Senior Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on Registered Securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time.  In addition, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the person entitled to the payment at the address in the applicable security register, or (ii) by wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.  Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Senior Debt Security is registered at the close of business on the regular record date for such payment.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the holder with a bank located outside the United States.  Unless otherwise indicated in the applicable prospectus supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon for such interest payment date.  Payment on any Bearer Security will not be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Consolidation, Merger or Sale of Assets

The Senior Indenture provides that the Company may, without the consent of the holders of any of the Senior Debt Securities outstanding under the Senior Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that:

•                                          any successor assumes the Company’s obligations on the Senior Debt Securities and under the Senior Indenture; and

•                                          after giving effect to the consolidation, merger or transfer, no “event of default,” as defined below, will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any event of default that would entitle holders of the Senior Debt Securities, or the Trustee acting on their behalf, to take any of the actions described below under “Description of Senior Debt Securities—Events of Default, Waivers, etc.”

No Limitations on Leveraged and Other Transactions

The Senior Indenture and the Senior Debt Securities do not contain provisions that would protect holders of the Senior Debt Securities in the event of a highly leveraged or other transaction involving the Company that could adversely affect the holders of Senior Debt Securities.

Modification of the Senior Indenture; Waiver of Covenants

The Senior Indenture provides that, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Senior Debt Securities of each affected series, modifications and alterations of the Senior Indenture may be made that affect the rights of the holders of the Senior Debt Securities.  However, no such modification or alteration may be made without the consent of the holder of each Senior Debt Security affected that would, among other things:

•                                          change the stated maturity of any Senior Debt Security;

•                                          reduce the principal amount of any Senior Debt Security;

•                                          reduce the amount of principal of an Original Issue Discount Security;

•                                          reduce the rate of interest on, or any premium payable upon redemption of, any Senior Debt Security;

•                                          change the currency or currencies in which any Senior Debt Security is payable;

•                                          impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Senior Debt Security;

•                                          reduce the percentage of the aggregate principal amount of outstanding Senior Debt Securities of any series required to consent to any modification, amendment or any waiver under the Senior Indenture; or

•                                          change the provisions in the Senior Indenture that relate to its modification or amendment.

Satisfaction and Discharge

The Senior Indenture provides, among other things, that when all Senior Debt Securities of any series not previously delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, the Company may deposit or cause to be deposited with the Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Senior Debt Securities of that series not previously delivered to the Trustee for cancellation, for the principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as the case may be.  Upon such deposit, the Senior Indenture and any applicable supplemental Senior Indenture will cease to be of further effect with respect to that series of Senior Debt Securities, except as to the Company’s obligations to transfer or exchange the Senior Debt Securities of that series, pay all other sums due pursuant to the Senior Indenture and any applicable supplemental indenture and to provide the officers’ certificates and opinions of counsel required under the Senior Indenture, and the Company will be deemed to have satisfied and discharged the Senior Indenture with respect to that series of Senior Debt Securities.

Events of Default, Waivers, etc.

Except as set forth in a prospectus supplement relating to any Senior Debt Securities, an event of default with respect to Senior Debt Securities of any series is defined in the Senior Indenture as:

•                                          default in the payment of principal of or premium, if any, on any of the outstanding Senior Debt Securities of that series when due;

•                                          default in the payment of interest on any of the outstanding Senior Debt Securities of that series when due and continuance of such default for 30 days;

•                                          default in the performance of any other covenant of the Company in the Senior Indenture with respect to Senior Debt Securities of such series and continuance of such default for 60 days after written notice;

•                                          certain events of bankruptcy, insolvency or reorganization of the Company; and

•                                          any other event that may be specified in a prospectus supplement with respect to any series of Senior Debt Securities.

If an event of default with respect to any series of outstanding Senior Debt Securities occurs and is continuing, either the Trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding Senior Debt Securities of such series may declare the principal amount (or if such Senior Debt Securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) of all Senior Debt Securities of that series to be immediately due and payable.  No such declaration is required upon certain events of bankruptcy, insolvency or reorganization of the Company.  The holders of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any series may rescind and annul a declaration of acceleration of such Senior Debt Securities, but only if all events of default with respect to Senior Debt Securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the Trustee may, in its discretion, and at the written request of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Senior Indenture will, proceed to protect the rights of the holders of all the Senior Debt Securities of such series.  Prior to acceleration of maturity of the outstanding Senior Debt Securities of any series, the holders of a majority of the aggregate principal amount of such Senior Debt Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, premium, if any, or interest, if any, on the Senior Debt Securities of that series.

The Senior Indenture provides that upon the occurrence of an event of default specified in the first and second bullet points of the first paragraph in this subsection, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holder of any such Senior Debt Security, the whole amount then due and payable on the affected Senior Debt Securities for principal, premium, if any, and interest, if any.  The Senior Indenture further provides that if the Company fails to pay such amount upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection of such amounts.

The Senior Indenture also provides that notwithstanding any of its other provisions, the holder of any Senior Debt Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest, if any, on the Senior Debt Securities when due and that such right will not be impaired without the consent of such holder.

The Company is required to file annually with the Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture and the Senior Debt Securities.

Governing Law

The Senior Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the Trustee for a series of Senior Debt Securities will be set forth in the applicable prospectus supplement.

SUBORDINATED DEBT SECURITIES

General

The following description applies to the subordinated debt securities that may be offered under this prospectus, referred to herein as the “Subordinated Debt Securities.”  The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company, will rank on parity with all outstanding unsecured subordinated indebtedness of the Company and may be issued in one or more series.  The Subordinated Debt Securities will be issued under an Indenture, referred to herein as a “Subordinated Indenture” to be entered into between the Company and the trustee specified in the applicable prospectus supplement, as “Trustee.”  The Company may supplement the Subordinated Indenture by supplemental indentures in order to issue new Subordinated Debt Securities, change the provisions of the Subordinated Indenture or to alter previously issued Subordinated Debt Securities.  The terms of the Subordinated Debt Securities will include those stated in the Subordinated Indenture, any supplemental indentures and those made part of the Subordinated Indenture by reference to the Trust Indenture Act of 1939.

The statements under this section are brief summaries of certain provisions contained in the Subordinated Indenture, do not purport to be complete and are qualified in their entirety by reference to the Subordinated Indenture, a copy of which is filed as an exhibit to, and incorporated by reference in, the registration statement of which this prospectus forms a part.  Whenever defined terms are used but not defined in this section of the prospectus, those terms have the meanings given to them in the Subordinated Indenture.

When the Company offers to sell a particular series of the Subordinated Debt Securities, the Company will describe the specific terms of the series in a supplement to this prospectus.  The Company will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of the Subordinated Debt Securities.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The Subordinated Indenture does not limit the aggregate principal amount of Subordinated Debt Securities that may be issued under it.

You should refer to the applicable prospectus supplement for the following terms of the Subordinated Debt Securities of the series for which that prospectus supplement is being delivered:

•                                          the specific designation of the Subordinated Debt Securities;

•                                          the aggregate principal amount of the Subordinated Debt Securities;

•                                          the percentage of their principal amount at which the Subordinated Debt Securities will be issued;

•                                          the date or dates on which the principal of, and premium on, if any, the Subordinated Debt Securities will be payable and the right, if any, to extend such date or dates;

•                                          the interest rate or rates, which may be fixed or variable, if any, of the Subordinated Debt Securities, or the method of determination of such rate or rates;

•                                          the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on such interest payment dates;

•                                          the right, if any, to extend the interest payment periods and the duration of an extension;

•                                          the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the Subordinated Debt Securities may be redeemed, in whole or in part;

•                                          the right and/or obligation, if any, of the Company to redeem or purchase the Subordinated Debt Securities pursuant to any sinking fund or similar provisions or at the option of the holder of the security and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Subordinated Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

•                                          the terms and conditions, if any, upon which the Subordinated Debt Securities may be converted into shares of common stock of the Company, including the conversion price and the circumstances, if any, under which such conversion right will expire;

•                                          the terms of subordination;

•                                          the form of the Subordinated Debt Securities; and

•                                          any other specific terms of the Subordinated Debt Securities.

If a prospectus supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, the applicable prospectus supplement will also specify the denomination in which the Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the Subordinated Debt Securities will be payable.

Form, Exchange, Registration, Transfer and Payment

Unless otherwise specified in the applicable prospectus supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000.  No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection with such transfer or exchange.

Unless otherwise provided in the applicable prospectus supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Trustee as paying and authenticating agent, provided that payment of interest, if any, may be made at the option of the Company by (i) check mailed to the address of the person entitled to such payment as it appears in the security register, or (ii) wire transfer to an account maintained by the person entitled to such payment as specified in the applicable security register.

Book-Entry Subordinated Debt Securities

The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary, or its nominee, which will be identified in the applicable prospectus supplement relating to such series.  In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities.  Until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the depositary for the Global Security to a nominee for the depositary and except in the circumstances described in the applicable prospectus supplement.

The specific terms of the depositary arrangement for any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the depositary will be provided in the applicable prospectus supplement.

Subordination

The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company, which may include senior indebtedness for money borrowed to the extent described in the applicable prospectus supplement.

Limitation on Mergers and Sales of Assets

The Company will not consolidate with, or merge into, any person or convey or transfer its properties and assets substantially as an entirety to any person unless:

•                                          the successor entity expressly assumes the obligations of the Company under the Subordinated Indenture; and

•                                          after giving effect thereto, no “event of default,” as defined below, and no event which, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing under the Subordinated Indenture.

No Limitation on Leveraged and Other Transactions

The Subordinated Indenture will not contain provisions that protect holders of the Subordinated Debt Securities in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

Events of Default, Waiver and Notice

Except as set forth in a prospectus supplement relating to any Subordinated Debt Securities, an event of default with respect to Subordinated Debt Securities of any series is defined in the Subordinated Indenture as:

•                                          default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by the Company will not constitute a default in the payment of interest for this purpose;

•                                          default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities will not constitute a default for this purpose;

•                                          default by the Company in the performance, or breach, in any material respect of any other of the covenants or agreements in the Subordinated Indenture that have not been remedied for a period of 90 days after notice;

•                                          certain events of bankruptcy, insolvency or reorganization of the Company; or

•                                          any other event of default provided with respect to a particular series of the Subordinated Debt Securities as described in the related prospectus supplement.

The Subordinated Indenture provides that the Trustee may withhold notice to the holders of a series of Subordinated Debt Securities, except in payment of principal or of interest or premium on the Subordinated Debt Securities, if the Trustee considers it in the interest of such holders to do so.

The Subordinated Indenture provides that if an event of default with respect to any series of Subordinated Debt Securities has occurred and is continuing, either the Trustee or the holders of 25% of the principal amount of the outstanding Subordinated Debt Securities of such affected series may declare the principal amount (or if such Subordinated Debt Securities are original issue discount Subordinated Debt Securities, the portion of the principal amount as may be specified in the terms of that series) of all Subordinated Debt Securities of that series to be due and payable immediately.  No such declaration is required upon certain events of bankruptcy, insolvency or reorganization of the Company.  The holders of a majority of the aggregate principal amount of the outstanding Subordinated Debt Securities of any series may rescind and annul a declaration of acceleration of such Subordinated Debt Securities, but only if all events of default with respect to Subordinated Debt Securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

The holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any affected series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Subordinated Indenture with respect to the series, provided that the holders of the Subordinated Debt Securities will have offered to the Trustee reasonable indemnity against expenses and liabilities.

The Subordinated Indenture also provides that, notwithstanding any of its other provisions, the holder of any Subordinated Debt Security of any series have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest, if any, on the Subordinated Debt Security on the stated maturity or upon repayment or redemption of such Subordinated Debt Security and that this right will not be impaired without the consent of such holder.

The Subordinated Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Subordinated Indenture.

Modification of the Subordinated Indenture

The Subordinated Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of the principal amount of the Subordinated Debt Securities of all series affected by the modification at the time outstanding, to modify the Subordinated Indenture or the rights of the holders of the Subordinated Debt Securities.  However, no such modification will:

•                                          change the stated maturity of any Subordinated Debt Security;

•                                          reduce the principal amount of any Subordinated Debt Security;

•                                          reduce the amount of principal of an Original Issue Discount Security;

•                                          reduce the rate of interest on, or any premium payable upon redemption of, any Subordinated Debt Security;

•                                          change the currency or currencies in which any Subordinated Debt Security is payable;

•                                          impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Subordinated Debt Security;

•                                          modify the provisions of the Subordinated Indenture with respect to the subordination of such series of Subordinated Debt Securities in a manner adverse to the holders of such series;

•                                          reduce the percentage in principal amount of outstanding Subordinated Debt Securities of any series required to consent to any modification, amendment or any waiver under the Subordinated Indenture; or

•                                          change the provisions in the Subordinated Indenture that relate to its modification or amendment.

Satisfaction and Discharge

The Subordinated Indenture provides, among other things, that when all Subordinated Debt Securities of any series not previously delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, the Company may deposit or cause to be deposited with the Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities of that series not previously delivered to the Trustee for cancellation, for the principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as the case may be.  Upon such deposit, the Subordinated Indenture will cease to be of further effect with respect to that series of Subordinated Debt Securities, except as to the Company’s obligations to transfer or exchange the Subordinated Debt Securities of that series, pay all other sums due pursuant to the Subordinated Indenture and to provide the officers’ certificates and opinions of counsel required under the Subordinated Indenture, and the Company will be deemed to have satisfied and discharged the Subordinated Indenture with respect to that series of Subordinated Debt Securities.

Governing Law

The Subordinated Indenture and the Subordinated Debt Securities are governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the Trustee for a series of Subordinated Debt Securities will be set forth in the applicable prospectus supplement.

WARRANTS

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus.  The specific terms and conditions of the warrants will be described in a supplement to this prospectus.  Any prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.  To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement.

General

The Company may issue warrants that are debt warrants or equity warrants.  The Company may offer warrants separately, or together with one or more additional warrants, debt securities or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement.  If the Company issues warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Debt Warrants

The Company may issue, together with debt securities or separately, warrants for the purchase of the Company’s debt securities on terms to be determined at the time of sale.

Equity Warrants

The Company may issue, together with equity securities or separately, warrants for the purchase of the Company’s common stock, preferred stock or depositary shares on terms to be determined at the time of sale.

Terms of Warrants

The specific terms of each issue of warrants will be described in a prospectus supplement, including, where applicable, the following:

•                                          the designation and aggregate number of, and the price at which the Company will issue, the warrants;

•                                          the currency with which the warrants may be purchased;

•                                          the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                                          whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

•                                          the material United States federal income tax consequences, if any;

•                                          the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

•                                          the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•                                          the minimum or maximum amount of the warrants that may be exercised at any one time;

•                                          information with respect to book-entry procedures, if any;

•                                          the terms of the securities issuable upon exercise of the warrants;

•                                          the anti-dilution provisions of the warrants, if any;

•                                          the redemption or call provisions of the warrants;

•                                          the exercise price and procedures for exercise of the warrants;

•                                          the terms of any warrant spread and the market price of the Company’s common stock which will trigger the Company’s obligation to issue shares of its common stock in settlement of a warrant spread;

•                                          whether the warrants are to be sold separately or with other securities as part of units; and

•                                          any other terms of the warrants.

Significant Provisions of the Warrant Agreements

The Company will issue warrants under one or more warrant agreements to be entered into between the Company and one or more banks or trust companies, as warrant agent, in one or more series, which will be described in the applicable prospectus supplement.

Modifications without Consent of Warrant Holders

The Company and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•                                          cure any ambiguity;

•                                          cure, correct or supplement any defective or inconsistent provision; or

•                                          amend the terms in any other manner that the Company may deem necessary or desirable and which does not adversely affect the interests of the holders thereof in any material respect.

Enforceability of Rights of Warrant Holders

The warrant agents will act solely as the Company’s agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants.  Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement.

Prior to the exercise of any warrants to purchase debt securities or equity securities, holders of such warrants will not have any of the rights of the holders of such debt securities or equity securities, as the case may be, including without limitation, (i) the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants or to enforce any covenants in the applicable indenture, or (ii) the right to receive any dividends on or vote the equity securities purchasable upon exercise of the equity warrants.

Registration and Transfer of Warrants

Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the applicable prospectus supplement relating to that series of warrants, without service charge.  However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement.  The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

The summary set forth above regarding the terms and conditions of the warrants does not purport to be complete, and holders of warrants are advised to read the respective warrant agreements and warrant certificates in their entirety for a full description of the respective warrants.

CAPITAL STOCK

The following description applies to the Company’s capital stock.  The statements under this section are brief summaries of certain terms of our capital stock, do not purport to be complete, may not contain all the information you should consider before investing in our capital stock or securities convertible into our capital stock, and are qualified in their entirety by reference to the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2014, respectively, and incorporated by reference in the registration statement of which this prospectus forms a part.

The authorized capital stock of the Company consists of 250,000,000 shares of Class A common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share.  The only equity securities currently outstanding are shares of common stock.  As of January 14, 2015, there were approximately 83,622,858 shares of common stock issued and outstanding.

Class A Common Stock

The Company may issue its common stock from time to time upon such terms and for such consideration as may be determined by its Board of Directors.  Generally, the issuance of common stock, up to the aggregate amounts authorized by the Company’s Restated Certificate of Incorporation, will not require approval of the Company’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded.

Voting Rights

Each share of the Company’s common stock is entitled to one vote on all matters submitted for a vote at a meeting of the stockholders of the Company.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes cast, subject to any voting rights granted to holders of any preferred stock.

Under the Company’s Director Resignation Policy, any nominee for director in an uncontested election who receives a greater number of “withheld” votes than “for” votes is required to tender his or her resignation for consideration by the Company’s Board of Directors.

Dividends

Dividends may be paid on the common stock from legally available funds when and if declared by the Board of Directors, subject to any preferential rights of any outstanding shares of preferred stock.

Other Rights

Upon liquidation, dissolution or winding up of the Company, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock are entitled to share ratably in any assets available for distribution.  Except as provided in the Rights Agreement summarized below, the holders of the Company’s common stock have no preemptive rights and no rights to convert their common stock into any other securities.  Upon consummation of a sale or offering, all outstanding shares of common stock will be validly issued, fully paid and nonassessable.  There are no redemption or sinking fund provisions applicable to the common stock.

The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “WDR.”

The transfer agent and registrar for the Company’s common stock is Computershare Trust Company, N.A.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are outstanding, although certain shares of preferred stock have been reserved for issuance as described below under the subsection “Rights Agreement.”  The Board of Directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the designations, powers, preferences, and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

•                                          the designation of the series;

•                                          the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•                                          whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•                                          the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

•                                          the repurchase and redemption rights and price or prices, if any, for shares of the series;

•                                          the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•                                          the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•                                          whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible and all other terms and conditions upon which such conversion may be made; and

•                                          the voting rights, if any, of such series.

The Company believes that the ability of the Board of Directors to authorize the issuance of one or more series of preferred stock will provide the Company with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise.  The authorized shares of preferred stock will be available for issuance without further action by the Company’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company’s securities may be listed or traded.

The issuance of shares of preferred stock may adversely affect the holders of the Company’s common stock, including, without limitation, (i) restricting dividends on common stock, (ii) diluting the voting power of common stock, and (iii) impairing the liquidation rights of common stock.  Furthermore, the Board of Directors could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.  The Board of Directors will make any determination to authorize the issuance of such shares based on its judgment as to the best interests of the Company and its stockholders.  The Board of Directors, in so acting, could issue preferred stock having terms that could discourage a potential acquirer from proposing or making, without first negotiating with the Board of Directors, an acquisition through which such acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of the Company’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of such stock.

As further described below under the subsection “Rights Agreement,” as of January 14, 2015, the Company has reserved and designated 750,000 shares of preferred stock as Series B Junior Participating Preferred Stock, none of which are issued and outstanding.

Rights Agreement

The following summary of the Company’s Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is filed as an exhibit to, and incorporated by reference in, the registration statement of which this prospectus forms a part.

On April 8, 2009, the Company adopted a Rights Agreement. As part of the Rights Agreement, the Board of Directors declared a dividend of one preferred share purchase right for each share of the Company’s outstanding common stock, referred to herein as a “Right.” Each Right entitles the registered holder of a share of the Company’s common stock to purchase from the Company one one-thousandth of a share of the Series B Junior Participating Preferred Stock at a purchase price of $80.00, subject to adjustment.

The Rights will not be transferable apart from the Company’s common stock and a distribution date will not occur until the earlier of 10 days following the first public announcement that a person or group, referred to herein as an “Acquiring Person,” has become the beneficial owner of 15% or more of the outstanding shares of the Company’s common stock, such date of the first public announcement being referred to herein as the “Shares Acquisition Date,” other than as a result of repurchases of such common stock by the Company or through certain inadvertent actions by such person or group.

The Rights are not exercisable until the distribution date has occurred. The Rights expire at 5:00 p.m., Eastern time, on April 28, 2019, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company.

In the event that a person or group becomes an Acquiring Person each holder of a Right (other than Rights owned by such person or group) will thereafter have the right to receive, upon exercise and payment of the purchase price, common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the purchase price.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or consolidation, or 50% or more of its consolidated assets or earnings power is sold, each holder of a Right (other than Rights owned by an Acquiring Person) will thereafter have the right to receive, upon exercise, the number of shares of the senior voting stock of the acquiring company having a value equal to two times the purchase price.

The Board of Directors may redeem the Rights at $0.001 per Right at any time prior to the earlier of the Shares Acquisition Date or the expiration date of the Rights. Immediately upon the Board of Directors ordering redemption of the Rights, the Rights will terminate and the holders of the Rights will have the right to receive a redemption price of $0.001 per Right.

A committee of independent directors of the Company will review and evaluate the Rights Agreement at least every three years in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders.  On April 18, 2012, the Nominating and Corporate Governance Committee of the Board of Directors of the Company approved the continued maintenance of the Rights Agreement without modification.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of outstanding shares of the Company’s common stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group), in whole or in part, for the Company’s common stock at an exchange ratio of one share of common stock per Right, subject to adjustment.

For so long as the Rights are redeemable, the Company may supplement or amend the Rights Agreement in any respect without the approval of any holders of the Rights.  Thereafter, the Rights Agreement may only be amended by the Company in order to cure any ambiguity, to correct or supplement any defective or inconsistent provisions, to shorten or lengthen any time period or to change or supplement the provisions of the Rights Agreement in any manner that the Company may deem necessary or desirable; provided, however, that the Rights Agreement may not then be supplemented or amended in any manner that would adversely affect the interests of the holders of the Rights.

The Rights currently trade with the Company’s common stock and have no voting or dividend rights.

Anti-Takeover Effects of Delaware Law

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law.  Under Section 203, the Company is generally prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder unless:

•                                          prior to this time, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•                                          upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                                          at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•                                          any merger or consolidation involving the Company and the interested stockholder;

•                                          any sale, transfer, pledge or other disposition of 10% or more of the assets of the Company involving the interested stockholder;

•                                          any transaction that results in the issuance or transfer by the Company of any stock of the Company to the interested stockholder, subject to limited exceptions;

•                                          any transaction involving the Company that has the effect of increasing the proportionate share of the stock of any class or series of the Company beneficially owned by the interested stockholder; or

•                                          the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the Company and any entity or person affiliated with or controlling or controlled by such entity or person.  The provisions of Section 203 may have the effect of delaying, deferring or preventing a change in control of the Company.

Restated Certificate of Incorporation and Bylaw Provisions

Certain provisions contained in the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws could result in the delay or otherwise discourage transactions involving an actual or potential change in control of the Company or its management and may limit the ability of the Company’s stockholders to remove current management or approve transactions that the Company’s stockholders may deem to be in their best interests.  These provisions include, among others:

•                                          Authorizing the Board of Directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by the Board of Directors at the time of issuance;

•                                          Dividing the Board of Directors into three classes of directors, with each class serving a staggered three-year term;

•                                          Requiring that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent;

•                                          Providing an advanced written notice procedure with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors;

•                                          Requiring that special meetings of stockholders be called only by the Board of Directors or the Chairman of the Board of Directors; and

•                                          Allowing the directors, and not the Company’s stockholders, to fill vacancies on the Board of Directors, including vacancies resulting from removal or enlargement of the Board of Directors.

DEPOSITARY SHARES

Set forth below is a description of the general terms and conditions of the depositary shares that may be offered under this prospectus.  The specific terms and conditions of the depositary shares will be described in a supplement to this prospectus.  Any prospectus supplement may add, update or change the terms and conditions of the depositary shares as described in this prospectus.  To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement.

General

The Company may elect to offer fractional shares or some multiple of shares of preferred stock, rather than offer whole shares of preferred stock.  If the Company chooses to do this, it will issue receipts for depositary shares.  Each depositary share will represent a fraction or some multiple of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between the Company and a bank or trust company, which the Company will select.  The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000.  The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary.  Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional interest in or multiple of shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date.  However, the depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution.  If this happens, the depositary may, with the Company’s approval, sell the property and distribute the net sale proceeds to the holders.  The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that the Company offers to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary.  The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of depositary shares to be redeemed at their addresses appearing in the depositary’s books.  The redemption price for each depositary share will be equal to the applicable fraction or multiple of the redemption price for each share payable with respect to the series of the preferred stock.  Whenever the Company redeems shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed.  If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares relating to the preferred stock.  Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares.  The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and the Company will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement

The Company may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement.  However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares.  The Company or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares issued under the agreement have been redeemed, or (ii) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of depositary shares.

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements.  The Company will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock.  Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to the Company notice of its election to resign, and the Company may at any time remove the depositary.  Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment.  Appointment must occur within 60 days after delivery of the notice of resignation or removal.  The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that the Company deliver to the depositary and that the Company are required to furnish to the holders of the preferred stock.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement.  The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement, and they will not be obligated to prosecute or defend any legal proceeding with respect to any depositary shares or preferred stock unless the holders provide them with satisfactory indemnity.  They may rely upon written advice of counsel or accountants, upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and upon documents they believe to be genuine.

STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Set forth below is a description of the general terms and conditions of the stock purchase contracts and stock purchase units that may be offered under this prospectus.  The specific terms and conditions of the stock purchase contracts and stock purchase units will be described in a supplement to this prospectus.  Any prospectus supplement may add, update or change the terms and conditions of the stock purchase contracts and stock purchase units as described in this prospectus.  To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement.

The Company may issue stock purchase contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of common stock at a future date or dates.  The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.”  Stock purchase units consist of a stock purchase contract and either the Company’s debt securities or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require the Company to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis.  The stock purchase contracts may require holders to secure their obligations in a specified manner.

The Company may enter into derivative transactions or forward sale agreements on shares of securities with third parties.  In such event, the Company may pledge the shares underlying such transactions to the counterparties under such agreements, to secure the Company’s delivery obligation.  The counterparties or third parties may borrow shares of securities from the Company or third parties and sell such shares in a public offering.  This prospectus may be delivered in conjunction with such sales.  Upon settlement of such transactions, the Company may deliver shares of securities to the counterparties that, in turn, the counterparties may deliver to the Company or third parties, as the case may be, to close out the open borrowings of securities.  The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the specific terms of the stock purchase contracts or stock purchase units.  The descriptions in the applicable prospectus supplement will only be summaries, and you should read the stock purchase contracts and, if applicable, the collateral or depositary arrangements relating to the stock purchase contracts and stock purchase units.  Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or certain selling security holders may sell or distribute the securities offered by this prospectus in one or more of the following ways:

•                                          through underwriters or dealers;

•                                          through agents;

•                                          directly to purchasers;

•                                          in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•                                          in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;  or

•                                          through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.  In addition, we may sell some or all of the securities included in this prospectus through:

•                                     a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•                                     purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•                                     ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•                                     privately negotiated transactions.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus.  We may enter into hedging transactions with respect to our securities.  For example, we may:

•                                     enter into transactions involving short sales of the common shares by broker-dealers;

•                                     sell common shares short and redeliver the shares to close out short positions;

•                                     enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•                                     loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There is currently no market for any of the securities included in this prospectus, other than the shares of common stock listed on the New York Stock Exchange.  If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice.  Therefore, we cannot assure you as to whether an active trading market will develop for these other securities.  We have no current plans for listing any such other securities on any securities exchange; any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, as referred to herein as the “Securities Act.”  Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the underwriters may acquire the securities for their own account for resale to the public on a firm commitment basis, or sell the securities on a best efforts basis or otherwise. The underwriters may resell any acquired securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Securities may also be sold directly by us or by selling security holders.  In this case, no underwriters or agents would be involved.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, referred to herein as “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for the Company by Fulbright & Jaworski, LLP (a member of Norton Rose Fulbright), Dallas, Texas.  Any underwriters will be advised about other issues relating to any offering of securities by their own legal counsel.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be incurred by the Company in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions.  Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$(1)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Trustee fees and expenses	$(2)
Rating agency fees	$(2)
Miscellaneous fees and expenses	$(2)
Total	$(2)

(1)  All of the applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act, and are not estimable at this time.

(2)  As an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of those securities are not currently determinable.

Item 15.  Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that the indemnification and advancement of expenses provided for shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.  Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation, through its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation and its stockholders for monetary damages arising out of certain breaches of their fiduciary duty.

Section 8.1 of the Company’s Restated Certificate of Incorporation and Article IX of the Company’s Amended and Restated Bylaws provide that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions provided therein.

Section 8.2 of the Company’s Restated Certificate of Incorporation and Article IX of the Company’s Amended and Restated Bylaws provide that each person who was or is threatened to be made a party to or is involved in any action, suit or proceeding, referred to herein collectively as a “Proceeding,” by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust, or other enterprise, will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may be amended after the date of this prospectus (but, in the case of any amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Delaware General Corporation Law permitted the Company to provide prior to that amendment), against all expense, liability, and loss reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors, and administrators; provided, however, the Company will indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.  Such persons are also entitled under this section to be paid by the Company his or her expenses incurred in defending any such Proceeding in advance of its final disposition.

The Company maintains directors and officers liability insurance for the benefit of its directors and officers.

The Company has also entered into an indemnification agreement with each of its executive officers and directors, each referred to herein as an “Indemnitee.”  The indemnification agreement provides that the Company will (subject to certain exceptions) defend, hold harmless and indemnify each Indemnitee to the fullest extent permitted by law in connection with any proceeding covered by the indemnification agreement.  The indemnification agreement also provides that the Company will, to the fullest extent permitted by law, advance all expenses incurred by an Indemnitee in connection with a proceeding covered by the indemnification agreement.

The foregoing discussion of Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and the Company’s form of indemnification agreement is not intended to be exhaustive and is qualified in its entirety by reference to such statutes, Restated Certificate of Incorporation, Amended and Restated Bylaws and form of indemnification agreement.

Item 16.  Exhibits.

See the Exhibit Index, which is incorporated into this registration statement by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                                 That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 To the extent that the securities are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)                                 The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on January 16, 2015.

WADDELL & REED FINANCIAL, INC.

By:	/s/ Brent K. Bloss
Brent K. Bloss
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wendy J. Hills and Jeffrey P. Bennett or either of them, severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto and thereto, and all other documents in connection herewith or therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection herewith or therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry J. Herrmann	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	January 16, 2015
Henry J. Herrmann

	Senior Vice President, Chief Financial Officer and Treasurer	January 16, 2015
/s/ Brent K. Bloss	(Principal Financial Officer)
Brent K. Bloss

	Vice President and Controller	January 16, 2015
/s/ Melissa A. Clouse	(Principal Accounting Officer)
Melissa A. Clouse

/s/ Sharilyn S. Gasaway	Director	January 16, 2015
Sharilyn S. Gasaway

/s/ Thomas G. Godlasky	Director	January 16, 2015
Thomas G. Godlasky

/s/ Alan W. Kosloff	Director	January 16, 2015
Alan W. Kosloff

/s/ Dennis E. Logue	Director	January 16, 2015
Dennis E. Logue

Signature	Title	Date

/s/ Michael F. Morrissey	Director	January 16, 2015
Michael F. Morrissey

/s/ James M. Raines	Director	January 16, 2015
James M. Raines

/s/ Jerry W. Walton	Director	January 16, 2015
Jerry W. Walton

EXHIBIT INDEX

Exhibit No.		Description

1.1*	—	Form of Underwriting Agreement.

4.1	—

Specimen of Class A Common Stock Certificate, par value $0.01 per share. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-43687, on February 27, 1998 and incorporated herein by reference.

4.2	—

Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock of Waddell & Reed Financial, Inc., as filed on April 9, 2009 with the Secretary of State of the State of Delaware. Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 333-43687, on April 10, 2009 and incorporated herein by reference.

4.3	—

Rights Agreement, dated as of April 8, 2009, by and between Waddell & Reed Financial, Inc. and Computershare Trust Company, N.A., which includes the Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock of the Company, as filed on April 9, 2009 with the Secretary of State of Delaware, as Exhibit A and the form of Rights Certificate as Exhibit B. Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, File No. 333-43687, on April 10, 2009 and incorporated herein by reference.

4.4	—

Restated Certificate of Incorporation of Waddell & Reed Financial, Inc. Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, File No. 333-43687, for the quarter ended June 30, 2006 and incorporated herein by reference

4.5	—

Amended and Restated Bylaws of Waddell & Reed Financial, Inc. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-13913, filed October 20, 2014 and incorporated herein by reference.

4.6**	—	Form of Indenture to be used in connection with the issuance of the Senior Debt Securities.

4.7**	—	Form of Indenture to be used in connection with the issuance of the Subordinated Debt Securities.

4.8*	—	Form of Senior Debt Securities.

4.9*	—	Form of Subordinated Debt Securities.

4.10*	—	Form of Warrant Agreement.

4.11*	—	Form of Warrant Certificate (to be included in Exhibit 4.10).

4.12*	—	Form of Deposit Agreement.

4.13*	—	Form of Depositary Receipt (to be included in Exhibit 4.12).

4.14*	—	Form of Stock Purchase Contract.

4.15*	—	Form of Stock Purchase Unit.

5.1**	—	Opinion of Fulbright & Jaworski, LLP (a member of Norton Rose Fulbright)

12.1**	—	Statement re computation of ratios of earnings to fixed charges.

23.1**	—	Consent of KPMG LLP, independent registered public accounting firm.

23.2**	—	Consent of Fulbright & Jaworski, LLP (a member of Norton Rose Fulbright) (included in Exhibit 5.1).

24.1**	—	Powers of Attorney (included in signature pages).

25.1***	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2***	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*                 To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**          Filed herewith.

***   To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.